Exhibit - Financial Statements

TRAC Intermodal LLC and Subsidiaries Consolidated Balance Sheets At December 31, 2013 and 2012 (Dollars in Thousands)

	December 31
	2013	2012
Assets
Cash and cash equivalents	$ 11,843	$ 26,556
Accounts receivable, net of allowances of $12,475 and $7,325, respectively	113,138	80,620
Net investment in direct finance leases	25,026	40,729
Leasing equipment, net of accumulated depreciation of $365,429 and $309,010, respectively	1,394,088	1,325,383
Goodwill	251,907	251,907
Other assets	45,908	43,268
Total assets	$ 1,841,910	$ 1,768,463

Liabilities and member's interest

Accounts payable	$ 12,092	$ 10,270
Accrued expenses and other liabilities	42,692	37,320
Deferred income taxes, net	99,331	73,569
Debt and capital lease obligations:
Due within one year	34,029	25,884
Due after one year	1,130,108	1,082,513
Total debt and capital lease obligations	1,164,137	1,108,397
Total liabilities	1,318,252	1,229,556

Commitments and contingencies	—	—

Member's interest:
Member's interest	562,006	590,883
Accumulated other comprehensive loss	(38,348)	(51,976)
Total member's interest	523,658	538,907
Total liabilities and member's interest	$ 1,841,910	$ 1,768,463

TRAC Intermodal LLC and Subsidiaries Consolidated Statements of Operations For the Years Ended December 31, 2013, 2012 and 2011 (Dollars in Thousands)

	Year ended December 31
Revenues:	2013	2012	2011
Equipment leasing revenue	$ 472,571	$ 373,060	$ 302,156
Finance revenue	3,254	5,116	6,155
Other revenue	39,419	36,417	31,033
Total revenues	515,244	414,593	339,344

Expenses:
Direct operating expenses	289,767	214,125	172,075
Selling, general and administrative expenses	58,031	46,038	40,942
Depreciation expense	71,791	66,052	64,391
Provision for doubtful accounts	11,369	4,137	3,954
Impairment of leasing equipment	5,857	6,506	1,544
Loss on modification and extinguishment of debt and capital lease obligations	904	8,850	733
Interest expense	91,085	75,102	65,835
Interest income	(287)	(143)	(633)
Other income, net	(2,074)	(809)	(1,535)
Total expenses	526,443	419,858	347,306

Loss before benefit for income taxes	(11,199)	(5,265)	(7,962)
Provision (benefit) for income taxes	18,154	(2,175)	(4,054)
Net loss	$ (29,353)	$ (3,090)	$ (3,908)

TRAC Intermodal LLC and Subsidiaries Consolidated Statements of Cash Flows For the Years Ended December 31, 2013, 2012 and 2011 (Dollars in Thousands)

	Year ended December 31
	2013	2012	2011
Cash flows from operating activities
Net loss	$ (29,353)	$ (3,090)	$ (3,908)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	72,026	66,471	65,061
Provision for doubtful accounts	11,369	4,137	3,954
Amortization of deferred financing fees	6,183	4,001	2,760
Loss on modification and extinguishment of debt and capital lease obligations	904	8,850	733
Derivative loss reclassified into earnings	19,978	11,018	4,093
Ineffective portion of cash flow hedges	(82)	53	189
Payments to terminate derivative instruments	—	(90,370)	(5,006)
Impairment of leasing equipment	5,857	6,506	1,544
Share based compensation	1,181	1,765	58
Deferred income taxes, net	18,080	(5,028)	(4,270)
Other, net	(1,340)	(217)	(1,417)
Changes in assets and liabilities:
Accounts receivable	(43,888)	(27,110)	(16,916)
Other assets	(36)	848	(700)
Accounts payable	1,822	1,546	(513)
Accrued expenses and other liabilities	4,055	12,349	(13,130)
Net cash provided by (used in) operating activities	66,756	(8,271)	32,532
Cash flows from investing activities
Proceeds from sale of leasing equipment	7,066	2,689	5,803
Collections on net investment in direct finance leases, net of interest earned	5,706	7,836	12,191
(Increase) decrease in restricted cash	—	—	6,060
Purchase of leasing equipment	(141,113)	(102,989)	(31,707)
Purchase of fixed assets	(4,225)	(588)	(823)
Net cash used in investing activities	(132,566)	(93,052)	(8,476)
Cash flows from financing activities
Proceeds from long-term debt	142,000	932,397	111,704
Repayments of long-term debt	(87,290)	(800,738)	(143,743)
Cash paid for debt issuance fees	(2,267)	(32,588)	(1,964)
Capital contribution from member	—	3,616	—
Investment in indirect parent	—	(3,616)	—
Excess tax benefits restricted shares	73	—	—
Repurchase of shares from employees	(820)	(307)	—
Net cash provided by (used in) financing activities	51,696	98,764	(34,003)
Effect of changes in exchange rates on cash and cash equivalents	(599)	110	275
Net decrease in cash and cash equivalents	(14,713)	(2,449)	(9,672)
Cash and cash equivalents, beginning of year	26,556	29,005	38,677
Cash and cash equivalents, end of year	$ 11,843	$ 26,556	$ 29,005
Supplemental disclosures of cash flow information
Cash paid for interest	$ 65,957	$ 53,552	$ 58,538
Cash paid (refunded) for taxes, net	$ 763	$ (415)	$ 15,931
Supplemental non-cash financing activities
Purchase of leasing equipment financed through debt and capital lease obligations	$ —	$ —	$ 75,696